Workiva Announces First Quarter 2026 Financial Results
Fiscal first quarter subscription & support revenue increased by 21%
Total revenue was $247 million, up 20% year-over-year
GAAP operating margin was 6.2%, non-GAAP operating margin was 18.4%
Repurchased $50 million worth of Class A common stock under the 2024 share repurchase plan

NEW YORK - May 5, 2026 – Workiva Inc. (NYSE: WK), a leading, AI-powered platform for trust, transparency, and accountability, today announced financial results for its first quarter ended March 31, 2026.
“Q1 2026 was another strong quarter as organizations across every industry turn to Workiva as their platform of trust for the Office of the CFO,” said Julie Iskow, President & Chief Executive Officer. “In a world where AI is accelerating the pace of change, the tolerance for error in financial reporting, sustainability, and governance, risk and compliance is zero, and our customers increasingly rely on us to ensure that every number and every narrative is accurate, traceable, and audit-ready.”
“Our first quarter results reflect strong execution across the business, with 21% subscription revenue growth and a non-GAAP operating margin of 18.4%, a 1,600 basis-point improvement compared to a year ago,” said Barbara Larson, Chief Financial Officer. “This level of margin expansion, while sustaining durable top-line growth, demonstrates the operating leverage we are building in the business and reflects the disciplined foundation we've established to drive growth at scale.”
First Quarter 2026 Financial Results
•Revenue: Total revenue for the first quarter of 2026 reached $247 million, an increase of 20% from $206 million in the first quarter of 2025. Subscription and support revenue contributed $225 million, up 21% versus the first quarter of 2025. Professional services revenue was $22 million, up slightly from the first quarter of 2025.
•Operating Margin: GAAP operating margin for the first quarter of 2026 was 6.2% compared to (12.0)% in the prior year's first quarter. Non-GAAP operating margin was 18.4% compared to 2.4% in the first quarter of 2025.
•GAAP Net Income (Loss): GAAP net income for the first quarter of 2026 was $19 million compared with a net loss of $(21) million for the prior year's first quarter. GAAP net income per basic share and diluted share was $0.33, compared with a net loss per basic and diluted share of $(0.38) in the first quarter of 2025.
•Non-GAAP Net Income: Non-GAAP net income for the first quarter of 2026 was $49 million compared with non-GAAP net income of $8 million in the prior year's first quarter. Non-GAAP net income per basic share and diluted share in the first quarter of 2026 was $0.86 and $0.77, respectively, compared with non-GAAP net income per basic share and diluted share of $0.15 and $0.14, respectively, in the first quarter of 2025.
•Liquidity: As of March 31, 2026, Workiva had cash, cash equivalents, and marketable securities totaling $863 million, compared with $892 million as of December 31, 2025. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of March 31, 2026.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,665 customers as of March 31, 2026, a net increase of 280 customers from March 31, 2025.
•Retention Rate: As of March 31, 2026, Workiva's gross retention rate was 97%, and the net retention rate was 112%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2026, Workiva had 2,575 customers with an annual contract value (“ACV”) of more than $100,000, up 24% from 2,079 customers at March 31, 2025. Workiva had 605 customers with an ACV of more than $300,000, up 38% from 439 customers in the first quarter of 2025. Workiva had 265 customers with an ACV of more than $500,000, up 39% from 191 customers in the first quarter of 2025.
•Share Repurchase Plan: On July 30, 2024, our board of directors authorized a share repurchase plan for up to $100 million of our outstanding Class A common stock. On February 16, 2026, our board of directors modified the repurchase plan to authorize an additional $250 million of the Company’s outstanding Class A common stock for repurchase under the plan. During the first quarter of 2026, Workiva purchased approximately 763,000 shares for $50 million under the plan. As of March 31, 2026, approximately $228 million remained available under the plan for future share repurchases.
Financial Outlook
As of May 5, 2026, Workiva is providing guidance as follows:
Second Quarter 2026 Guidance:
•Total revenue is expected to be in the range of $250 million to $252 million.
•GAAP operating margin is expected to be in the range of 1.6% to 2.2%.
•Non-GAAP operating margin is expected to be in the range of 14.5% to 15.0%.
•GAAP net income per diluted share is expected to be in the range of $0.12 to $0.15 using 57.0 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $0.62 to $0.65 using 63.2 million shares.
Full Year 2026 Guidance:
•Total revenue is expected to be in the range of $1.037 billion to $1.041 billion.
•GAAP operating margin is expected to be in the range of 3.8% to 4.3%.
•Non-GAAP operating margin is expected to be in the range of 16.0% to 16.5%.
•GAAP net income per diluted share is expected to be in the range of $0.89 to $0.99 using 57.1 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $2.85 to $2.95 using 62.3 million shares.
•Free cash flow margin is expected to be approximately 20%.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the first quarter 2026, in addition to discussing the Company’s outlook for the second quarter and full year 2026. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers trust, transparency, and accountability. Accounting, finance, sustainability, risk and audit teams from more than 6,600 organizations, including over 85% of Fortune 1,000 companies rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready, AI-powered collaborative platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit, non-GAAP income from operations and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross profit is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets attributable to cost of revenues from gross profit. Non-GAAP income from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by revenues. Non-GAAP net income is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net income (loss). Non-GAAP net income per share is calculated by dividing non-GAAP net income by the weighted- average shares outstanding as presented in the calculation of GAAP net income (loss) per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Katie White		Bill Bode
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2026	2025
	(unaudited)
Revenue
Subscription and support	$225,355	$185,512
Professional services	21,951	20,768
Total revenue	247,306	206,280
Cost of revenue
Subscription and support (1)	35,183	34,062
Professional services (1)	13,362	14,280
Total cost of revenue	48,545	48,342
Gross profit	198,761	157,938
Operating expenses
Research and development (1)	52,913	53,780
Sales and marketing (1)	104,485	101,671
General and administrative (1)	26,042	27,237
Total operating expenses	183,440	182,688
Income (loss) from operations	15,321	(24,750)
Interest income	8,103	8,747
Interest expense	(3,194)	(3,195)
Other income (expense), net	398	(233)
Income (loss) before provision for income taxes	20,628	(19,431)
Provision for income taxes	1,632	1,940
Net income (loss)	$18,996	$(21,371)
Net income (loss) per common share:
Basic	$0.33	$(0.38)
Diluted	$0.33	$(0.38)
Weighted-average common shares outstanding
Basic	56,885,568	56,157,533
Diluted	58,441,679	56,157,533

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2026	2025
	(unaudited)
Cost of revenue
Subscription and support	$2,848	$2,433
Professional services	1,189	996
Operating expenses
Research and development	6,401	6,050
Sales and marketing	9,847	9,751
General and administrative	8,322	8,658

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$334,260	$338,769
Marketable securities	529,116	552,852
Accounts receivable, net	138,109	168,984
Deferred costs	64,793	62,619
Other receivables	7,925	10,383
Prepaid expenses and other	33,939	28,778
Total current assets	1,108,142	1,162,385
Property and equipment, net	19,832	20,546
Operating lease right-of-use assets	10,577	13,986
Deferred costs, non-current	53,958	59,767
Goodwill	204,174	206,164
Intangible assets, net	21,511	22,270
Other assets	7,184	8,453
Total assets	$1,425,378	$1,493,571
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$10,665	$8,932
Accrued expenses and other current liabilities	89,316	113,115
Deferred revenue	514,310	547,919
Convertible senior notes, current	71,140	71,072
Finance lease obligations	623	614
Total current liabilities	686,054	741,652
Convertible senior notes, non-current	696,807	696,263
Deferred revenue, non-current	35,001	37,305
Other long-term liabilities	102	92
Operating lease liabilities, non-current	6,965	10,472
Finance lease obligations, non-current	13,064	13,223
Total liabilities	1,437,993	1,499,007
Stockholders’ deficit
Common stock	57	57
Additional paid-in-capital	699,649	720,923
Accumulated deficit	(714,856)	(733,852)
Accumulated other comprehensive income	2,535	7,436
Total stockholders’ deficit	(12,615)	(5,436)
Total liabilities and stockholders’ deficit	$1,425,378	$1,493,571

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2026	2025
	(unaudited)
Cash flows from operating activities
Net income (loss)	$18,996	$(21,371)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	2,516	2,893
Stock-based compensation expense	28,607	27,888
(Recovery of) provision for doubtful accounts	(118)	12
Accretion of premiums and discounts on marketable securities, net	(801)	(1,695)
Amortization of debt discount and issuance costs	612	610
Gain on lease modification	(307)	—
Deferred income tax	(269)	(64)
Changes in assets and liabilities:
Accounts receivable	30,156	30,636
Deferred costs	2,878	4,093
Operating lease right-of-use assets	1,260	1,329
Other receivables	2,439	994
Prepaid expenses and other	(5,221)	(5,653)
Other assets	1,233	(648)
Accounts payable	1,971	6,651
Deferred revenue	(33,255)	(18,438)
Operating lease liabilities	(1,167)	(831)
Accrued expenses and other liabilities	(23,054)	(33,764)
Net cash provided by (used in) operating activities	26,476	(7,358)

Cash flows from investing activities
Purchase of property and equipment	(728)	(763)
Purchase of marketable securities	(91,501)	(102,965)
Maturities of marketable securities	114,350	94,614
Acquisitions, net of cash acquired	(750)	—
Purchase of intangible assets	(26)	(19)
Net cash provided by (used in) investing activities	21,345	(9,133)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2026	2025
	(unaudited)

Cash flows from financing activities
Proceeds from option exercises	729	631
Taxes paid related to net share settlements of stock-based compensation awards	(8,662)	(12,922)
Proceeds from shares issued in connection with employee stock purchase plan	8,052	7,535
Repurchases of Class A common stock	(50,000)	(40,118)
Principal payments on finance lease obligations	(150)	(138)
Net cash used in financing activities	(50,031)	(45,012)
Effect of foreign exchange rates on cash	(2,299)	1,889
Net decrease in cash, cash equivalents, and restricted cash	(4,509)	(59,614)
Cash, cash equivalents, and restricted cash at beginning of period	339,481	302,350
Cash, cash equivalents, and restricted cash at end of period	$334,972	$242,736

	Three months ended March 31,
	2026	2025
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$334,260	$242,024
Restricted cash included within prepaid expenses and other at end of period	712	712
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$334,972	$242,736

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2026	2025
Gross profit, subscription and support	$190,172	$151,450
Add back: Stock-based compensation	2,848	2,433
Add back: Amortization of acquisition-related intangibles	996	909
Gross profit, subscription and support, non-GAAP	$194,016	$154,792

Gross profit, professional services	$8,589	$6,488
Add back: Stock-based compensation	1,189	996
Gross profit, professional services, non-GAAP	$9,778	$7,484

Gross profit	$198,761	$157,938
Add back: Stock-based compensation	4,037	3,429
Add back: Amortization of acquisition-related intangibles	996	909
Gross profit, non-GAAP	$203,794	$162,276

Cost of revenue, subscription and support	$35,183	$34,062
Less: Stock-based compensation	2,848	2,433
Less: Amortization of acquisition-related intangibles	996	909
Cost of revenue, subscription and support, non-GAAP	$31,339	$30,720

Cost of revenue, professional services	$13,362	$14,280
Less: Stock-based compensation	1,189	996
Cost of revenue, professional services, non-GAAP	$12,173	$13,284

Research and development	$52,913	$53,780
Less: Stock-based compensation	6,401	6,050
Less: Amortization of acquisition-related intangibles	—	495
Research and development, non-GAAP	$46,512	$47,235

Sales and marketing	$104,485	$101,671
Less: Stock-based compensation	9,847	9,751
Less: Amortization of acquisition-related intangibles	491	447
Sales and marketing, non-GAAP	$94,147	$91,473

General and administrative	$26,042	$27,237
Less: Stock-based compensation	8,322	8,658
General and administrative, non-GAAP	$17,720	$18,579

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2026	2025
Income (loss) from operations	$15,321	$(24,750)
Add back: Stock-based compensation	28,607	27,888
Add back: Amortization of acquisition-related intangibles	1,487	1,851
Income from operations, non-GAAP	$45,415	$4,989
GAAP operating margin	6.2%	(12.0)%
Non-GAAP operating margin	18.4%	2.4%

Net income (loss)	$18,996	$(21,371)
Add back: Stock-based compensation	28,607	27,888
Add back: Amortization of acquisition-related intangibles	1,487	1,851
Net income, non-GAAP	$49,090	$8,368

Net income (loss) per basic share	$0.33	$(0.38)
Add back: Stock-based compensation	0.50	0.50
Add back: Amortization of acquisition-related intangibles	0.03	0.03
Net income per basic share, non-GAAP	$0.86	$0.15
Net income (loss) per diluted share	$0.33	$(0.38)
Net income per diluted share, non-GAAP	$0.77	$0.14

Weighted-average common shares outstanding - diluted	58,441,679	56,157,533
Weighted-average common shares outstanding - diluted, non-GAAP	63,684,917	58,480,150

Net cash provided by (used in) operating activities	$26,476	(7,358)
Purchase of property and equipment	(728)	(763)
Free cash flow	$25,748	$(8,121)
Operating cash flow margin	10.7%	(3.6)%
Free cash flow margin	10.4%	(3.9)%

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending June 30, 2026			Year ending December 31, 2026

GAAP operating margin	1.6%	-	2.2%	3.8%	-	4.3%
Add back: Stock-based compensation	12.3%	-	12.2%	11.6%	-	11.6%
Add back: Amortization of acquisition-related intangibles	0.6%	-	0.6%	0.6%	-	0.6%
Non-GAAP operating margin	14.5%	-	15.0%	16.0%	-	16.5%

Net income per diluted share, GAAP	$0.12	-	$0.15	$0.89	-	$0.99
Add back: Stock-based compensation	0.54	-	0.54	2.11	-	2.11
Add back: Amortization of acquisition-related intangibles	0.03	-	0.03	0.11	-	0.11
Effect of potentially dilutive securities	(0.07)	-	(0.07)	(0.26)	-	(0.26)
Net income per diluted share, non-GAAP	$0.62	-	$0.65	$2.85	-	$2.95

Weighted-average common shares used in calculating GAAP earnings per share, diluted	57,000,000		57,000,000	57,100,000		57,100,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	63,200,000		63,200,000	62,300,000		62,300,000